UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2015

Cambium Learning Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17855 Dallas Parkway, Suite 400, Dallas, Texas	75287
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 399-1995

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 27, 2015, Cambium Learning Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at which the stockholders voted upon (i) the election of David F. Bainbridge, Walter G. Bumphus, John Campbell, Clifford K. Chiu, Carolyn Getridge, Thomas Kalinske, Harold O. Levy, Jeffrey T. Stevenson, and Joe Walsh as directors to the Company’s Board of Directors for one-year terms and (ii) the ratification of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The Company had 45,487,385 shares of common stock outstanding at March 30, 2015, the record date for the Annual Meeting.  At the Annual Meeting, holders of a total of 44,170,932 shares of common stock were present in person or represented by proxy.  The following sets forth information regarding the results of the voting at the Annual Meeting:

Proposal 1:  The shareholders voted to elect the following individuals as directors to the Company’s Board of Directors for a one-year term with the votes shown:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David F. Bainbridge	38,128,807	1,804,480	4,237,645
Walter G. Bumphus	39,876,177	57,110	4,237,645
John Campbell	38,132,926	1,800,361	4,237,645
Clifford K. Chiu	37,755,618	2,177,669	4,237,645
Carolyn Getridge	38,128,706	1,804,581	4,237,645
Thomas Kalinske	39,876,077	57,210	4,237,645
Harold O. Levy	39,826,177	107,110	4,237,645
Jeffrey T. Stevenson	38,117,925	1,815,362	4,237,645
Joe Walsh	38,133,707	1,799,580	4,237,645

Proposal 2:  A proposal to ratify Whitley Penn LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2015 was adopted with the votes shown:

Votes For	Votes Against	Abstentions
44,164,003	10	6,919

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambium Learning Group, Inc.

May 29, 2015	/s/ Barbara Benson
Name: Barbara Benson
Title: Chief Financial Officer